Exhibit 3.1

REVISED BY-LAWS

OF

ROLLINS, INC.

October 23, 2007

OFFICES

FIRST:    The registered office of the corporation shall be located at 2170 Piedmont Road. N.E. in the City of Atlanta, Georgia, and the registered agent in charge of said office shall be Corporation Service Company.

CORPORATE SEAL

SECOND:      The corporate seal shall have inscribed thereon the name of the corporation, the year of its incorporation and the words “Incorporated Delaware.”

MEETINGS OF STOCKHOLDERS

THIRD:       The annual meeting of stockholders for the election of directors shall be held on the fourth Tuesday of April at such office of the corporation as may be designated by the Board of Directors and included in the notice of such meeting, in each year, or if that day be a legal holiday, on the next succeeding day not a legal holiday, at which meeting they shall elect by ballot, by plurality vote, a board of directors and may transact such other business as may come before the meeting.

Special meetings of the stockholders may be called at any time by the chairman and shall be called by the chairman or secretary on the request in writing or by vote of a majority of the directors or at the request in writing of stockholders of record owning a majority in amount of the capital stock outstanding and entitled to vote.

All such meetings of the stockholders shall be held at such place or places within or without the State of Delaware, as may from time to time be fixed by the board of directors or as shall be specified and fixed by the respective notices or waivers of notice thereof.

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Each stockholder entitled to vote shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy, signed by him, for each share of voting stock held by him, but no proxy shall be voted on after the meeting of stockholders for which such proxy was solicited and which has been adjourned sine die. Such right to vote shall be subject to the right of the board of directors to close the transfer books or to fix a record date for voting stockholders as hereinafter provided and if the directors shall not have exercised such right, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the corporation within twenty days next preceding such election.

Notice of all meetings shall be mailed by the secretary to each stockholder of record entitled to vote, at his or her last known post office address, not less than ten days before any annual or special meeting.

The holders of a majority of the stock outstanding and entitled to vote shall constitute a quorum, but the holders of a smaller amount may adjourn from time to time without further notice until a quorum is secured.

DIRECTORS

FOURTH:      The property and business of this Corporation shall be managed by a Board of up to nine Directors. The Directors shall be divided into three classes of approximately equal size except that the classes may be unequal as a result of the death, resignation, removal or other vacancy of a member of a class unless a class were to have no members remaining, in which case such class vacancy will be filled as soon as practicable. Subject to the foregoing sentence, there shall be no limitation on the number of Directors that may be designated to a particular class. At each Annual Meeting of Stockholders, the successors to the class of Directors whose term expires at that time shall be elected to hold office for the term of three years to succeed those whose term expires, so that the term of office of one class of Directors shall expire in each year. Each Director shall hold office for the remainder of the term for which he is elected or appointed or until his successor shall be elected and qualified, or until his death or until he shall resign.

POWERS OF DIRECTORS

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FIFTH:        The board of directors shall have, in addition to such powers as are hereinafter expressly conferred on it, all such powers as may be exercised by the corporation, subject to the provisions of the statute, the certificate of incorporation and the by-laws.

The board of directors shall have power:

To purchase or otherwise acquire property, rights or privileges for the corporation, which the corporation has power to take, at such prices and on such terms as the board of directors may deem proper.

To pay for such property, rights or privileges in whole or in part with money, stock, bonds, debentures or other securities of the corporation, or by the delivery of other property to the corporation.

To create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgages or otherwise, and to do every other act and thing necessary to effectuate the same.

To appoint agents, clerks, assistants, factors, employees and trustees, and to dismiss them at its discretion, to fix their duties and emoluments and to change them from time to time and to require security as it may deem proper. Any employee appointed by the board may be given such designation or title as the board shall determine; however, any such designation or title given any such employee shall not be deemed to constitute such employee a corporate officer under Article EIGHTH of these by-laws.

To confer on any officer of the corporation the power of selecting, discharging or suspending such employees.

To determine by whom and in what manner the corporation’s bills, notes, receipts, acceptances, endorsements, checks, releases, contracts or other documents shall be signed.

MEETING OF DIRECTORS

SIXTH:       After such annual election of directors, the newly elected directors may meet for the purpose of organization, the election of officers and the transaction of other business, at

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such place and time as shall be fixed by the stockholders at the annual meeting, and, if a majority of the directors be present at such place and time as shall be fixed by the stockholders at the annual meeting, and, if a majority of the directors be present at such place and time, no prior notice of such meeting shall be required to be given to the directors. The place and time of such meeting may also be fixed by written consent of the directors.

Regular meetings of the directors shall be held annually following the stockholders meeting on the fourth Tuesday of April and quarterly on the fourth Tuesdays of July, October and January of each year at the executive office of the corporation in Atlanta, Georgia, or elsewhere and at other times as may be fixed by resolution of the board.

Special meetings of the directors may be called by the chairman on two days’ notice in writing or on one day’s notice by telegraph to each director and shall be called by the chairman in like manner on the written request of two directors.

Special meetings of the directors may be held within or without the State of Delaware at such places as is indicated in the notice or waiver of notice thereof.

A majority of the directors shall constitute a quorum, but a smaller number may adjourn from time to time, without further notice, until a quorum is secured.

COMPENSATION OF DIRECTORS

AND MEMBERS OF COMMITTEES

SEVENTH:       Directors and members of standing committees shall receive such compensation for attendance at each regular or special meeting as the board shall from time to time prescribe.

OFFICERS OF THE CORPORATION

EIGHTH:       The officers of the corporation shall be a chairman, a president, a secretary, a treasurer and such other officers as may from time to time be chosen by the board of directors. The chairman and the president shall be chosen from among the directors.

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One person may hold more than one office.

The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer chosen or appointed by the board of directors may be removed either with or without cause at any time by the affirmative vote of a majority of the whole board of directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the whole board of directors.

DUTIES OF THE CHAIRMAN

NINTH:          It shall be the duty of the chairman to preside at all meetings of stockholders and directors; to have general and active management of the business of the corporation; and to see that all orders and resolutions of the board of directors are carried into effect. The chairman shall be vested with all the powers and be required to perform all the duties of the president in his absence or disability.

DUTIES OF THE PRESIDENT

TENTH:         The president shall be the chief executive officer of the corporation. It shall be the duty of the president to execute, unless otherwise delegated, all contracts, agreements, deeds, bonds, mortgages and other obligations and instruments, in the name of the corporation, and to affix the corporate seal thereto when authorized by the board.

He shall have the general supervision and direction of the other officers of the corporation and shall see that their duties are properly performed.

The president shall be vested with all the powers and be required to perform all the duties of the chairman in his absence or disability.

CHAIRMAN PRO TEM

ELEVENTH:       In the absence or disability of the chairman and the president, the board may appoint from their own number a chairman.

SECRETARY

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TWELFTH:      The secretary shall attend all meetings of the board of directors, and all other meetings as directed by the board of directors. He shall act as clerk thereof and shall record all of the proceedings of such meetings in a book kept for that purpose. He shall give proper notice of meetings of stockholders and directors and shall perform such other duties as shall be assigned to him by the president or the chairman of the board of directors.

TREASURER

THIRTEENTH:      The treasurer shall have custody of the funds and securities of the corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

He shall keep an account of stock registered and transferred in such manner and subject to such regulations as the board of directors may prescribe.

He shall give the corporation a bond, if required by the board of directors, in such sum and in form and with security satisfactory to the board of directors for the faithful performance of the duties of his office and the restoration to the corporation, in case of his death, resignation or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession, belonging to the corporation. He shall perform such other duties as the board of directors may from time to time prescribe or require.

DUTIES OF OFFICERS MAY BE DELEGATED

FOURTEENTH:    In case of the absence or disability of any officer of the corporation or for any other reason deemed sufficient by a majority of the board, the board of directors may delegate his powers or duties to any other officer or to any director for the time being.

CERTIFICATES OF STOCK; UNCERTIFICATED SHARES

FIFTEENTH:       Shares of stock in the corporation may be represented by certificates or may be issued in uncertificated form in accordance with the Delaware General Corporation Law. The issuance of shares in uncertificated form shall not affect shares already represented by a

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certificate until the certificate is surrendered to the corporation. Each holder of stock in the corporation represented by a certificate shall be entitled to a certificate which shall be signed by the chairman or the president and either the treasurer, assistant treasurer, secretary or assistant secretary. If a certificate of stock be lost or destroyed, another may be issued in its stead upon proof of such loss or destruction and the giving of a satisfactory bond of indemnity, in an amount sufficient to indemnify the corporation against any claim. A new certificate may be issued without requiring bond when, in the judgment of the directors, it is proper to do so. Certificates may be signed by facsimile signature if so ordered by the board of directors.

TRANSFER OF STOCK

SIXTEENTH:      Transfers of stock shall be made only upon the transfer books of the corporation kept at an office of the corporation or by a transfer agent designated to transfer shares of stock of the corporation. The certificate for the number of shares involved which are represented by a certificate shall be surrendered for cancellation before a new certificate is issued therefore.

The corporation shall have authority to appoint transfer agents and registrars by resolution of the board of directors.

CLOSING OF TRANSFER BOOKS

SEVENTEENTH:         The board of directors shall have power to close the stock transfer books of the corporation for a period not exceeding sixty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding sixty days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the by-laws may fix or authorize the board of directors to fix in advance a date not exceeding sixty days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, and in such case such stockholders and only such stockholders as shall be stockholders

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of record on the date so fixed shall be entitled to such notice of, and to vote at such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

STOCKHOLDERS OF RECORD

EIGHTEENTH:      The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

FISCAL YEAR

NINETEENTH:      The fiscal year of the corporation shall begin on the first day of January in each year.

DIVIDENDS

TWENTIETH:        Dividends upon the capital stock may be declared by the board of directors at any regular or special meeting and may be paid in cash or in property or in shares of the capital stock. Before paying any dividend or making any distribution of profits, the directors may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may alter or abolish any such reserve or reserves.

CHECKS FOR MONEY

TWENTY-FIRST:        All checks, drafts or orders for the payment of money shall be signed by the treasurer or by such other officer or officers as the board of directors may from time to time designate. No check shall be signed in blank. The board of directors also from time to time may authorize specified employees to sign checks on the corporation’s accounts.

BOOKS AND RECORDS

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TWENTY-SECOND:         The books, accounts and records of the corporation except as otherwise required by the laws of the State of Delaware, may be kept within or without the State of Delaware, at such place or places as may from time to time be designated by the by-laws or by resolution of the directors.

NOTICES

TWENTY-THIRD:       Notice required to be given under the provisions of these by-laws to any director, officer or stockholder shall not be construed to mean personal notice, but may be given in writing by depositing the same in a post office or letter-box, in a postpaid sealed wrapper, addressed to such stockholder, officer or director at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed. Any stockholder, officer or director may waive, in writing, any notice, required to be given under these by-laws whether before or after the time stated therein.

AMENDMENTS OF BY-LAWS

TWENTY-FOURTH:         These by-laws may be amended, altered, repealed, or added to at any regular meeting of the stockholders or board of directors or at any special meeting called for that purpose, by affirmative vote of a majority of the stock issued and outstanding and entitled to vote or of a majority of the directors in office, as the case may be.

INDEMNIFICATION OF DIRECTORS

OFFICERS AND EMPLOYEES

TWENTY-FIFTH:        Indemnification. The Corporation shall indemnify, in the manner and to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer or General Counsel of the Corporation, or is or was serving at the request of the Corporation as a director, officer or General Counsel of another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided herein shall be made if he acted in good faith and in a

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manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been determined to be liable for gross negligence or willful misconduct in the performance of his duty to the Corporation. Such determination may be made by a majority of a committee composed of the directors not involved in the matter in controversy (whether or not a quorum). To the full extent permitted by law, the indemnification provided herein shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other employee for any such expenses to the full extent provided by the law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to act in another capacity while holding such office. The Corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him.

NON-DISCRIMATION STATEMENT

TWENTY-SIXTH:       Consistent with the Corporation's equal employment opportunity policy, nominations for the elections of directors shall be made by the Board of Directors and voted upon by the stockholders in a manner consistent with these By-Laws and without regard to the nominee’s race, color, ethnicity, religion, sex, age, national origin, veteran status, or disability.

NOTICE OF NOMINATION OF DIRECTORS

TWENTY-SEVENTH:       Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing

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directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 27th and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section. 27th. Shareholders will not be entitled to nominate any candidate for director at any annual or special meeting unless the shareholder shall have first provided notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation so that it is received (a) not less than ninety nor more than one hundred thirty days prior to the anniversary of the prior year’s annual meeting of stockholders with respect to an annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the later of the close of business 90 days prior to such annual meeting or the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs (and in no event shall the public announcement of an adjournment of the meeting commence a new time period for a giving of a stockholder’s notice under this Section).

Each such notice shall set forth (a) with respect to the nominee, (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee for the past five years, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated there under; (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock

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of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection: with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated there under; and (c) whether such stockholder or beneficial owner has delivered or intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a shareholder failed to provide notice of a nomination in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

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